SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 2, 2007

CardioVascular BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51172	33-0795984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1635 Village Center Circle, Suite 250 Las Vegas, Nevada	89134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-839-7200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registration under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(k) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

The following information is furnished. On May 2, 2007, The Evening Standard, a newspaper of general circulation in London, U.K., published an article under the by-line of Simon English entitled “Naked Truth of Why U.S. Drug Firm Chose AIM.” A copy of that article is attached as Exhibit 99.1. In it, our Chief Executive Officer, Daniel C. Montano, revealed the possible approximate size of our proposed offering in the Alternative Investment Market of The London Stock Exchange (“AIM”) to be 15 million British pounds (approximately USD $30,000,000). Our plan to do an offering in the AIM, but not its size, was disclosed in our Form 8-K filing dated March 7, 2007. In addition, Mr. Montano denies making remarks attributed to him in several places, and a letter (attached as Exhibit 99.2) has been sent to the editors of The Evening Standard requesting a retraction.

Nevertheless, in general, the article accurately reflects the personal enthusiasm and confidence that Mr. Montano has for our drug candidate, FGF-1141. The investing public is reminded, however, that all of the risk factors about our company and our drug candidate set forth in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2006, remain in full force and effect and are not to be considered mitigated in any way by Mr. Montano’s personal enthusiasm and confidence. Such risk factors include, without limitation, each of the following:

FGF-1141 is currently the only active pharmaceutical ingredient in all of our drug products. Because the development of FGF-1141 is subject to a substantial degree of technological uncertainty, we may not succeed in developing it.

Unlike many pharmaceutical companies that have a number of products in development and that utilize many technologies, we are dependent on our basic drug technology for the success of our company. While our core technology has a number of potentially beneficial uses, if that core technology is not commercially viable, we currently do not have others to fall back on, and our business will fail.

Our new drug candidates are still in research and development, and we do not expect them to be commercially available for the foreseeable future, if at all. Only a small number of research and development programs ultimately result in commercially successful drugs. Potential products that appear to be promising at early stages of development may not reach the market for a number of reasons. These reasons include the possibility that the potential products may:

•	be found ineffective or cause harmful side effects during pre-clinical studies or clinical trials;

•	fail to receive necessary regulatory approvals;

•	be precluded from commercialization by proprietary rights of third parties;

•	be difficult to manufacture on a large scale; or

•	be uneconomical or fail to achieve market acceptance.

If any of these potential problems occurs, we may never successfully market products in which the active pharmaceutical ingredient, or API, is FGF-1141.

We may not receive regulatory approvals for our new drug candidates.

Regulation by government authorities in the United States and foreign countries is a significant factor in the development, manufacture and marketing of our new drug candidates and in ongoing research and product development activities. Our new drug candidates are still in research and development and we have not yet requested or received regulatory approval to commercialize any of them from the Food and Drug Administration, or FDA, or any other regulatory body. The process of obtaining these approvals and the subsequent substantial compliance with appropriate federal and state statutes and regulations require spending substantial time and financial resources. If we fail to obtain or encounter delays in obtaining or maintaining regulatory approvals, it could adversely affect the marketing of one or all of our new drug candidates, as well as our liquidity and capital resources.

In particular, human therapeutic products are subject to rigorous pre-clinical testing and clinical trials and other approval procedures of the FDA and similar regulatory authorities in foreign countries. Various federal and state statutes and regulations also govern or influence testing, manufacturing, safety, labeling, storage and record-keeping related to these products and their marketing. Any delay in, or suspension of, our clinical trials will delay the filing of our applications with the FDA to market the drug in the United States and, ultimately, our ability to commercialize our new drug candidates and generate product revenues.

In connection with our clinical trials, we face the risks that:

•	we or the FDA may suspend the trials;

•	we may discover that FGF-1141 may cause harmful side effects;

•	the results may not replicate the results of earlier, smaller trials;

•	the results may not be statistically significant;

•	patient recruitment may be slower than we expected;

•	patients may drop out of the trials;

•	patients may die during the trials, even though treatment with our new drug candidates may not have caused those deaths; and

•	we may not be able to produce sufficient quantities of FGF-1141 to complete the trials.

We may encounter delays or difficulties in our clinical trials, which may delay or preclude regulatory approval of our drug candidates.

In order to commercialize our new drug candidates for coronary heart disease treatment and as a wound healing agent, we must obtain regulatory approvals for that use. Satisfaction of regulatory requirements typically takes many years, is expensive and involves compliance with requirements covering research and development, testing, manufacturing, quality control, labeling and promotion of drugs for human use. To obtain regulatory approvals, we must, among other requirements, complete clinical trials demonstrating that each drug candidate is safe and effective for a particular disease treatment.

We have completed treatment of all patients in the Phase I clinical trials of our drug candidate CVBT-141A. The FDA has authorized a second Phase I trial for diabetic wound healing, which began in the second half of 2006. Ongoing or future clinical trials may demonstrate that our new drug candidates are neither safe nor effective.

We may encounter delays or rejections in the regulatory approval process because of additional government regulation (FDA or otherwise) during the period of product development, clinical trials and FDA regulatory review. Such delays or rejections may be caused by failure to comply with applicable penalties, recall or seizure of any approved products, total or partial suspension of production or injunction, as well as other regulatory action against our drug candidates or us.

Outside the United States, our ability to market a product is contingent upon receiving clearances from the appropriate regulatory authorities in the various foreign jurisdictions. These foreign regulatory approval processes each include all of the risks associated with FDA clearance described above.

We have no marketing experience, sales force or distribution capabilities. If our products are approved, and we are unable to recruit key personnel to perform these functions, we may not be able to commercialize them successfully.

Although we do not currently have any marketable products, our ability to produce revenues ultimately depends on our ability to sell our products if and when they are approved by the FDA. We currently have no experience in marketing or selling pharmaceutical products and we do not have a marketing and sales staff or distribution capabilities. If we fail to establish successful marketing and sales capabilities or fail to enter into successful marketing arrangements with third parties, our ability to generate revenues will suffer.

If physicians and patients do not accept products for which we obtain marketing approval, we may not recover our investment.

If the FDA approves our products for marketing, their commercial success will depend upon the medical community and patients accepting our products as being safe and effective. A number of factors could affect the market acceptance of our products, including:

•	the timing and receipt of marketing approvals;

•	the safety and efficacy of the products;

•	the emergence of equivalent or superior products;

•	the cost-effectiveness of the products; and

•	effective marketing.

Our profitability will depend on the market’s acceptance of our products at profitable prices, which may depend upon the agreement of third party payers to reimburse. If the medical community and patients do not ultimately accept any products developed by us as being safe and effective, as well as cost effective, we may not recover our investment, and our business may fail.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Copy of article from May 2, 2007 edition of The Evening Standard entitled “Naked Truth of Why U.S. Drug Firm Chose AIM.”

99.2	Letter from the London office of the law firm of Faegre & Benson llp, to Editor of The Evening Standard requesting retraction of certain quotes attributed to Mr. Montano.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

Date: May 3, 2007	By	/s/ Mickael A. Flaa
Mickael A. Flaa, Chief Financial Officer